Exhibit 99.2

SL Green Realty Corp.

Second Quarter

Supplemental Data

June 30, 2009

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not incorporated into this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may restate the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

Forward-looking Statement

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended June 30, 2009 that will be released on Form 10-Q to be filed on or before August 10, 2009.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	5
Financial Highlights	6-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-22

Selected Financial Data	23-26

Summary of Debt and Ground Lease Arrangements	27-29

Structured Finance	30-32

Property Data
Composition of Property Portfolio	33-34
Top Tenants	35
Tenant Diversification	36
Leasing Activity Summary	37-40
Lease Expiration Schedule	41-42

Summary of Acquisition/Disposition Activity	43-45
Supplemental Definitions	46
Corporate Information	47

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2008, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy (NYSE: GKK), since 2004. As of June 30, 2009, SL Green owned approximately 12.48% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2009 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, totaled $83.5 million, or $1.20 per share (diluted) for the second quarter ended June 30, 2009, a 28.7% decrease over the same quarter in 2008 when FFO totaled $117.1 million, or $1.92 per share (diluted).  The results for the quarter ended June 30, 2008 include incentive distributions of approximately $31.6 million, or $0.52 per share (diluted).

Net income available to common stockholders totaled $12.6 million, or $0.18 per share (diluted) for the second quarter ended June 30, 2009, compared to $134.2 million, or $2.29 per share (diluted) for the respective period in 2008.  The results for the three months ended June 30, 2008 include a gain on sale of $1.53 per share (diluted) from the sale of 1250 Broadway and incentive distributions of approximately $31.6 million, or $0.52 per share (diluted).

Funds available for distribution, or FAD, for the second quarter of 2009 was $0.96 per share (diluted) compared to $1.55 per share (diluted) in the prior year, a 38.1% decrease.

The Company’s dividend payout ratio for the second quarter of 2009 was 8.4% of FFO and 10.5% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $253.0 million in the second quarter compared to $290.7 million in the prior year.  The $37.8 million decrease in revenue resulted primarily from the following items:

•                  $5.8 million increase from same-store properties,

•                  $7.1 million decrease in preferred equity and investment income,

•                  $32.3 million decrease in other income, and

•                  $4.2 million decrease from properties that were deconsolidated and other non-same-store properties.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $138.4 million compared to $182.8 million in the prior year.  The following items drove the $44.4 million decrease in EBITDA:

•                  $3.5 million increase from same-store properties,

•                  $6.3 million decrease from properties that were deconsolidated and other non same-store-properties,

•                  $7.1 million decrease in preferred equity and investment income primarily due to structured finance sales subsequent to June 30, 2008 as well as certain loans being placed on non-accrual status.  The weighted-average structured finance investment balance for the quarter decreased to $665.6 million from $823.2 million in the prior year second quarter.  The weighted-average yield for the quarter was 8.31% compared to 9.71% in the prior year,

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2009 UNAUDITED

•                  $1.0 million decrease from reductions in contributions to equity in net income from unconsolidated joint ventures primarily from 388 Greenwich Street ($1.3 million), 1250 Broadway ($0.9 million), 717 Fifth Avenue ($0.9 million), 1221 Avenue of the Americas ($0.6 million) and Gramercy ($1.6 million).  This was partially offset by increased contributions to equity in net income primarily from 1515 Broadway ($2.4 million), Mack-Green ($0.7 million), the Meadows ($0.5 million) and 16 Court Street ($0.2 million),

•                  $40.6 million decrease from loan loss reserves and other write-offs,

•                  $7.5 million increase from lower MG&A expense, and

•                  $0.4 million decrease in non-real estate revenues, net of expenses, inclusive of net gains on early extinguishment of debt ($29.3 million) in 2009, and incentive distributions ($31.6 million) in 2008.

SAME-STORE RESULTS

Consolidated Properties

Same-store second quarter 2009 GAAP NOI increased $2.9 million (2.3%) to $130.0 million compared to the prior year.  Operating margins before ground rent decreased from 61.98% to 61.53%.

The $2.9 million increase in GAAP NOI was primarily due to:

•                  $7.1 million (3.9%) increase in rental revenue primarily due to increased rental rates,

•                  $1.5 million (5.1%) increase in escalation and reimbursement revenue,

•                  $3.4 million (80.2%) decrease in investment and other income primarily due to lower lease buy-out income,

•                  $2.0 million (4.0%) decrease in operating expenses, primarily driven by reductions in utilities and repairs and maintenance, which was offset by increases in payroll costs,

•                  $0.3 million (4.6%) increase in ground rent expense, and

•                  $4.0 million (12.4%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties second quarter 2009 GAAP NOI increased $1.0 million (1.9%) to $53.0 million compared to the prior year.  Operating margins before ground rent decreased slightly from 69.96% to 69.76%.

The $1.0 million increase in GAAP NOI was primarily due to:

•                  $2.0 million (3.1%) increase in rental revenue primarily due to improved leasing,

•                  $0.7 million (6.5%) decrease in escalation and reimbursement revenues,

•                  $1.1 million (7.8%) decrease in operating expenses primarily driven by reductions in utilities and repairs and maintenance, which was offset by increases in payroll costs, and

•                  $1.4 million (15.9%) increase in real estate taxes.

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2009 UNAUDITED

STRUCTURED FINANCE ACTIVITY

The Company’s structured finance investments totaled approximately $534.5 million at June 30, 2009 (excluding approximately $73.8 million of structured finance investments which were classified as held for sale at June 30, 2009), a decrease of approximately $145.3 million from the balance at December 31, 2008.  During the second quarter, the Company acquired a $11.7 million controlling interest in a mortgage secured by a New York City property with an expected yield to maturity of approximately 13.0%.  During the second quarter, the Company sold approximately $96.8 million of structured finance investments, which generated approximately $58.5 million in net proceeds to the Company.  During the second quarter of 2009, the Company recorded approximately $45.6 million in additional loan loss reserves, inclusive of a $38.5 million charge off, against its structured finance investments.  The structured finance investments currently have a weighted average maturity of 4.0 years and a weighted average yield for the quarter ended June 30, 2009 of 9.7%, exclusive of loans totaling $96.1 million which are on non-accrual status.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at March 31, 2009 was 887,707 useable square feet net of holdover tenants.  During the quarter, 304,800 additional useable office, retail and storage square feet became available at an average escalated cash rent of $42.51 per rentable square foot.  Space available to lease during the quarter totaled 1,192,507 useable square feet, or 5.1% of the total Manhattan portfolio.

During the second quarter, 29 Manhattan office leases, including early renewals, were signed totaling 328,780 rentable square feet.  New cash rents averaged $51.10 per rentable square foot.  Replacement rents were 27.3% higher than rents on previously occupied space, which had fully escalated cash rents averaging $40.15 per rentable square foot.  The average lease term was 10.9 years and average tenant concessions were 4.0 months of free rent with a tenant improvement allowance of $53.68 per rentable square foot.

Suburban vacancy at March 31, 2009 was 697,962 usable square feet net of holdover tenants.  During the quarter, 57,938 additional useable office and storage square feet became available at an average escalated cash rent of $29.82 per rentable square foot.  Space available to lease during the quarter totaled 755,900 useable square feet, or 10.9% of the total Suburban portfolio.

During the second quarter, 22 Suburban office leases, including early renewals, were signed totaling 160,975 rentable square feet.  New cash rents averaged $31.34 per rentable square foot.  Replacement rents were 0.8% higher than rents on previously occupied space, which had fully escalated cash rents averaging $31.16 per rentable square foot.  The average lease term was 7.2 years and average tenant concessions were 3.1 months of free rent with a tenant improvement allowance of $8.15 per rentable square foot.

The Company also signed a total of 7 retail and storage leases, including early renewals, for 11,242 rentable square feet.  The average lease term was 10.7 years and average tenant

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2009 UNAUDITED

concessions were 1.2 months of free rent with no tenant improvement allowance.

REAL ESTATE ACTIVITY

In April 2009, the Company sold its partnership interests in 55 Corporate Drive, NJ (pad IV) and the Mack-Green joint venture to Mack-Cali Realty Corporation (NYSE: CLI) for $5.0 million. This sale resulted in a gain on sale of approximately $4.0 million, the recognition of a deferred incentive fee of approximately $4.8 million in connection with our original Bellemead investment, and the elimination of our share of joint venture mortgage financing of $49.0 million.

FINANCING/ CAPITAL ACTIVITY

In May 2009, the Company completed a public offering of 19,550,000 shares of its common stock at $20.75 per share. Proceeds from this offering, net of underwriting discounts and commissions, (approximately $387.3 million) will be used for general corporate and/or working capital purposes which may include investment opportunities, purchases of the indebtedness of our subsidiaries in the open market from time to time, and the repayment of indebtedness at the applicable maturity or put date.

The Company repurchased approximately $305.7 million of its bonds since April 1, 2009, including approximately $290.6 million of exchangeable bonds, realizing gains on early extinguishment of debt aggregating approximately $30.2 million.  Approximately $8.0 million face amount of these repurchases occurred during July 2009 and, accordingly, approximately $0.8 million of these gains will be recognized during the third quarter of 2009.

In July 2009, the Company closed on a $40.0 million upsize to our financing secured by 625 Madison Avenue.  The amortizing loan, which is co-terminus with the existing mortgage, resulted in a blended fixed interest rate of 7.22% on the combined $136.4 million loan.

Dividends

In June 2009, the Company declared a dividend of $0.10 per common share for the second quarter of 2009.  The dividend was payable July 15, 2009 to stockholders of record on the close of business on June 30, 2009.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $0.40 per common share.

In June 2009, the Company also approved a dividend on its Series C preferred stock for the period April 15, 2009 through and including July 14, 2009, of $0.4766 per share, payable July 15, 2009 to stockholders of record on the close of business on June 30, 2009. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.90625 per share of Series C preferred stock.

In June 2009, the Company also approved a dividend on its Series D preferred stock for the period April 15, 2009 through and including July 14, 2009, of $0.4922 per share, payable July 15, 2009 to stockholders of record on the close of business on June 30, 2009. The dividend reflects the regular quarterly

FINANCIAL HIGHLIGHTS
SECOND QUARTER 2009 UNAUDITED

dividend, which is the equivalent of an annualized dividend of $1.96875 per share of Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
June 30, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Earnings Per Share
Net income available to common stockholders - diluted	$0.18	$0.57	$1.34	$0.49	$2.29
Funds from operations available to common stockholders - diluted	$1.20	$1.48	$1.03	$1.37	$1.92
Funds available for distribution to common stockholders - diluted	$0.96	$0.92	$0.78	$0.92	$1.55

Common Share Price & Dividends
At the end of the period	$22.94	$10.80	$25.90	$64.80	$82.72
High during period	$26.70	$25.83	$62.74	$92.23	$100.74
Low during period	$10.68	$8.69	$11.36	$63.65	$82.55
Common dividends per share	$0.100	$0.375	$0.375	$0.7875	$0.7875
FFO Payout Ratio	8.35%	25.34%	36.24%	57.55%	41.03%
FAD Payout Ratio	10.46%	40.66%	47.92%	85.46%	50.68%

Common Shares & Units
Common shares outstanding	76,820	57,259	57,044	57,606	58,283
Units outstanding	2,336	2,336	2,340	2,340	2,340
Total shares and units outstanding	79,156	59,595	59,384	59,946	60,623

Weighted average common shares and units outstanding - basic	69,699	59,517	59,411	60,453	60,669
Weighted average common shares and units outstanding - diluted	69,742	59,555	59,460	60,716	61,014

Market Capitalization
Market value of common equity	$1,815,839	$643,626	$1,538,046	$3,884,501	$5,014,735
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	4,962,631	5,226,215	5,676,559	5,825,636	5,350,205
Consolidated market capitalization	$7,035,970	$6,127,341	$7,472,105	$9,967,637	$10,622,440
SLG portion of JV debt	1,888,898	1,935,460	1,933,633	1,931,923	1,840,071
Combined market capitalization	$8,924,868	$8,062,801	$9,405,738	$11,899,560	$12,462,511

Consolidated debt to market capitalization	70.53%	85.29%	75.97%	58.45%	50.37%
Combined debt to market capitalization	76.77%	88.82%	80.91%	65.19%	57.70%
Debt to total assets - unsecured credit facility covenant	42.20%	46.09%	47.26%	49.04%	48.68%

Consolidated debt service coverage	3.27	3.41	3.25	2.28	2.67
Consolidated fixed charge coverage	2.70	2.85	2.81	1.95	2.29
Combined fixed charge coverage	2.34	2.49	2.44	1.75	2.04

Portfolio Statistics (Manhattan)
Consolidated office buildings	21	21	21	22	22
Unconsolidated office buildings	8	8	8	8	8
	29	29	29	30	30

Consolidated office buildings square footage	13,782,200	13,782,200	13,782,200	14,290,200	14,290,200
Unconsolidated office buildings square footage	9,429,000	9,429,000	9,429,000	9,429,000	9,429,000
	23,211,200	23,211,200	23,211,200	23,719,200	23,719,200

Quarter end occupancy - Manhattan portfolio	96.2%	96.2%	96.7%	96.5%	96.7%
Quarter end occupancy- same store - wholly owned	97.0%	97.1%	97.5%	97.9%	97.8%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.2%	96.1%	96.6%	96.5%	96.6%

SL Green Realty Corp.
Key Financial Data
June 30, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Selected Balance Sheet Data
Real estate assets before depreciation	$8,226,378	$8,200,404	$8,298,857	$8,379,608	$8,751,414
Investments in unconsolidated joint ventures	$978,340	$976,572	$975,483	$1,139,918	$1,132,329
Structured finance investments	$534,518	$589,267	$679,814	$926,931	$839,826

Total Assets	$10,595,050	$10,501,133	$10,984,353	$11,491,229	$11,149,587

Fixed rate & hedged debt	$3,337,388	$3,622,356	$3,978,454	$4,422,619	$4,423,640
Variable rate debt	1,625,243	1,603,859	1,603,105	1,403,017	926,565
Total consolidated debt	$4,962,631	$5,226,215	$5,581,559	$5,825,636	$5,350,205

Total Liabilities	$5,585,591	$5,912,250	$6,415,063	$6,904,656	$6,430,980

Fixed rate & hedged debt-including SLG portion of JV debt	$4,582,716	$4,872,633	$5,229,097	$5,674,083	$5,674,995
Variable rate debt - including SLG portion of JV debt	2,268,813	2,289,042	2,286,095	2,083,476	1,515,281
Total combined debt	$6,851,529	$7,161,675	$7,515,192	$7,757,559	$7,190,276

Selected Operating Data
Property operating revenues	$224,269	$230,226	$224,610	$229,889	$222,582
Property operating expenses	97,238	100,476	98,177	100,383	95,330
Property operating NOI	$127,031	$129,750	$126,433	$129,506	$127,252
NOI from discontinued operations	(43)	573	2,010	2,912	2,675
Total property operating NOI	$126,988	$130,323	$128,443	$132,418	$129,927

SLG share of Property NOI from JVs	$54,808	$53,190	$51,949	$52,355	$55,284
SLG share of FFO from Gramercy Capital	$—	$—	$5,710	$4,866	$5,144
Structured finance income	$15,533	$16,898	$37,292	$31,825	$22,654
Other income	$13,166	$16,281	$8,033	$7,566	$45,486
Gain on early extinguishment of debt	$29,321	$47,712	$77,465	$—	$—

Loan loss and other investment reserves	$45,577	$62,000	$101,732	$9,150	$5,000

Marketing general & administrative expenses	$17,946	$17,922	$33,770	$20,920	$25,434

Consolidated interest	$57,012	$60,593	$72,720	$73,656	$75,442
Combined interest	$76,716	$80,133	$97,102	$97,596	$97,522
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	29	32	42	39	42
Total office square footage leased	328,780	296,840	1,521,146	359,067	431,345

Average rent psf - new leases	$51.10	$52.71	$56.34	$66.78	$65.89
Previously escalated rents psf	$40.15	$42.53	$48.30	$43.09	$42.92
Percentage of new rent over previously escalated rents	27.3%	23.9%	16.6%	55.0%	53.5%
Tenant concession packages psf	$53.68	$18.60	$8.20	$32.30	$17.70
Free rent months	4.0	2.9	3.7	6.0	2.0

SL Green Realty Corp.
Key Financial Data
June 30, 2009
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Selected Operating Data (Suburban)
Property operating revenues	$29,639	$29,831	$29,062	$31,149	$28,956
Property operating expenses	13,161	14,323	15,159	14,746	12,958
Property operating NOI	$16,478	$15,508	$13,903	$16,403	$15,998
NOI from discontinued operations	(43)	573	1,857	2,414	2,067
Total property operating NOI	$16,435	$16,081	$15,760	$18,817	$18,065

SLG share of Property NOI from JV	$4,251	$4,164	$3,962	$4,020	$3,765

Consolidated interest	$1,504	$1,921	$3,742	$3,535	$3,624
Combined interest	$3,480	$3,933	$6,067	$5,765	$5,866

Portfolio Statistics (Suburban)
Consolidated office buildings	26	26	27	29	29
Unconsolidated office buildings	6	6	6	6	6
	32	32	33	35	35

Consolidated office buildings square footage	4,008,000	4,008,000	4,678,000	4,889,000	4,889,000
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	6,949,700	6,949,700	7,619,700	7,830,700	7,830,700

Quarter end occupancy- suburban portfolio	90.3%	90.4%	90.4%	91.4%	91.3%

Office Leasing Statistics (Suburban)
Total office leases signed	22	29	18	17	24
Total office square footage leased	160,975	123,110	153,819	76,519	75,491

Average rent psf - new leases	$31.59	$30.89	$29.35	$38.48	$38.64
Previously escalated rents psf	$31.34	$31.36	$28.85	$31.39	$31.24
Percentage of new rent over previously escalated rents	0.8%	-1.5%	1.7%	22.6%	23.7%
Tenant concession packages psf	$8.15	$19.82	$14.98	$16.25	$12.28
Free rent months	3.1	2.3	2.1	1.2	0.6

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,385,182	$1,385,101	$1,386,090	$1,400,042	$1,483,798
Buildings & improvements fee interest	5,560,966	5,547,522	5,544,019	5,590,822	6,005,030
Buildings & improvements leasehold	1,268,022	1,255,573	1,259,472	1,251,626	1,250,378
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,226,378	$8,200,404	$8,201,789	$8,254,698	$8,751,414
Less accumulated depreciation	(635,415)	(586,029)	(546,545)	(498,885)	(484,087)
	$7,590,963	$7,614,375	$7,655,244	$7,755,813	$8,267,327
Other Real Estate Investments:
Investment in unconsolidated joint ventures	978,340	976,572	975,483	1,139,918	1,132,329
Structured finance investments, net	534,518	589,267	679,814	926,931	839,826

Assets held for sale, net	76,657	106,543	184,035	120,120	—
Cash and cash equivalents	676,768	433,654	726,889	711,147	53,567
Restricted cash	87,154	97,401	105,954	105,834	101,788
Tenant and other receivables, net of $14,508 reserve at 6/30/09	31,666	33,459	30,882	39,054	39,351
Related party receivables	9,519	14,119	7,676	10,556	11,682

Deferred rents receivable, net of reserve for tenant credit loss of $22,382 at 6/30/09	156,685	152,126	145,561	152,718	158,049
Deferred costs, net	135,520	134,297	133,052	135,949	141,285
Other assets	317,260	349,320	339,763	393,189	404,383

Total Assets	$10,595,050	$10,501,133	$10,984,353	$11,491,229	$11,149,587

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Liabilities and Equity
Mortgage notes payable	$2,570,085	$2,585,592	$2,591,358	$2,693,275	$2,867,305
Term loans and unsecured notes	873,046	1,151,556	1,501,134	1,743,528	1,738,399
Revolving credit facilities	1,419,500	1,389,067	1,389,067	1,288,833	644,500
Accrued interest and other liabilities	38,177	54,478	70,692	33,367	40,867
Accounts payable and accrued expenses	125,267	133,937	133,100	154,159	130,897
Deferred revenue	376,143	401,848	427,936	462,734	789,525
Capitalized lease obligations	16,791	16,747	16,704	16,662	16,621
Deferred land lease payable	17,831	17,740	17,650	17,559	17,468
Dividends and distributions payable	12,014	26,420	26,327	51,268	51,803
Security deposits	36,737	34,865	34,561	34,105	33,595
Liabilities related to assets held for sale	—	—	106,534	309,166	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$5,585,591	$5,912,250	$6,415,063	$6,904,656	$6,430,980

Noncontrolling interest in operating partnership (2,336 units outstanding) at 6/30/09	89,035	89,600	87,330	87,929	88,639

Equity
SL Green Realty Corp. Stockholders’ Equity:
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value, 160,000 shares authorized, 80,180 issued and outstanding at 6/30/09	802	606	604	604	604
Additional paid – in capital	3,481,518	3,087,123	3,079,159	3,050,461	3,039,949
Treasury stock (3,360 shares) at 6/30/09	(302,705)	(302,705)	(302,705)	(267,327)	(218,775)
Accumulated other comprehensive income	(32,285)	(53,089)	(54,747)	(13,197)	(7,284)
Retained earnings	996,051	989,476	979,939	923,539	940,269
Total SL Green Realty Corp. stockholders’ equity	4,391,683	3,969,713	3,950,552	3,942,382	4,003,065

Noncontrolling interest in other partnerships	528,741	529,570	531,408	556,262	626,903

Total Equity	$4,920,424	$4,499,283	$4,481,960	$4,498,644	$4,629,968

Total Liabilities and Equity	$10,595,050	$10,501,133	$10,984,353	$11,491,229	$11,149,587

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
	2009	2008	2009	2009	2008
Revenues
Rental revenue, net	$192,735	$192,575	$196,468	$389,203	$386,416
Escalation and reimbursement revenues	31,534	30,007	33,758	65,292	59,966
Investment income	15,533	22,654	16,898	32,431	41,801
Other income	13,166	45,486	16,281	29,447	55,990
Total Revenues, net	252,968	290,722	263,405	516,373	544,173

Equity in net income from unconsolidated joint ventures	16,828	17,822	13,073	29,901	37,247
Gain on early extinguishment of debt	29,321	—	47,712	77,033	—

Operating expenses	52,441	54,744	55,481	107,923	108,415
Ground rent	8,046	7,826	8,046	16,092	16,075
Real estate taxes	36,751	32,760	36,949	73,700	65,284
Loan loss and other investment reserves	45,577	5,000	62,000	107,577	5,000
Marketing, general and administrative	17,946	25,434	17,922	35,868	49,893
Total Operating Expenses	160,761	125,764	180,398	341,160	244,667

EBITDA	138,356	182,780	143,792	282,147	336,753

Interest expense, net of interest income	57,012	73,604	60,264	117,276	149,650
Amortization of deferred financing costs	1,476	1,538	1,436	2,912	3,171
Depreciation and amortization	55,186	54,685	54,798	109,984	108,119
Loss (gain) on equity investment in marketable securities	(126)	—	807	681	—

Income (Loss) from Continuing Operations	24,808	52,953	26,487	51,294	75,813

Income (loss) from discontinued operations	(538)	1,566	(66)	(604)	2,931
Gain (loss) on sale of discontinued operations	—	—	6,572	6,572	110,232
Equity in net gain (loss) on sale of joint venture property / real estate	(2,693)	93,481	9,541	6,848	93,481
Net Income	21,577	148,000	42,534	64,110	282,457

Net income attributable to noncontrolling interests	(4,065)	(8,840)	(4,797)	(8,862)	(17,050)

Net Income Attributable to SL Green Realty Corp	17,512	139,160	37,737	55,248	265,407

Dividends on perpetual preferred shares	4,969	4,969	4,969	9,938	9,938

Net Income Attributable to Common Stockholders	$12,543	$134,191	$32,768	$45,310	$255,469

Earnings per Share
Net income per share (basic)	$0.19	$2.30	$0.57	$0.73	$4.37
Net income per share (diluted)	$0.18	$2.29	$0.57	$0.73	$4.35

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2009	2008	2009	2009	2008
Funds from operations
Net Income Attributable to Common Stockholders		$12,543	$134,191	$32,768	$45,310	$255,469

Add:	Depreciation and amortization	55,186	54,685	54,798	109,984	108,119
	Discontinued operations depreciation adjustments	—	1,715	—	—	4,219
	Joint ventures depreciation and noncontrolling interests adjustments	9,322	11,381	11,265	20,587	19,556
	Net income attributable to noncontrolling interests	4,065	8,840	4,797	8,862	17,050
	Loss (gain) on equity investment in marketable securities	(126)	—	807	681	—
Less:	Gain on sale of discontinued operations	—	—	6,572	6,572	110,232
	Equity in net gain (loss) on sale of joint venture property / real estate	(2,693)	93,481	9,541	6,848	93,481
	Non real estate depreciation and amortization	170	234	204	374	456
	Funds From Operations	$83,513	$117,097	$88,118	$171,630	$200,244

	Funds From Operations - Basic per Share	$1.20	$1.93	$1.48	$2.66	$3.30

	Funds From Operations - Diluted per Share	$1.20	$1.92	$1.48	$2.65	$3.28

Funds Available for Distribution
FFO		$83,513	$117,097	$88,118	171,630	200,244

Add:	Non real estate depreciation and amortization	170	234	204	374	456
	Amortization of deferred financing costs	1,476	1,538	1,436	2,912	3,171
	Non-cash deferred compensation	7,207	4,351	7,593	14,800	9,723
Less:	FAD adjustment for Joint Ventures	8,800	6,503	26,204	35,004	13,298
	FAD adjustment for discontinued operations	—	424	—	—	465
	Straight-line rental income and other non cash adjustments	9,724	10,605	12,254	21,978	26,274
	Second cycle tenant improvements	1,238	6,223	937	2,175	10,824
	Second cycle leasing commissions	3,000	3,540	2,422	5,422	5,064
	Revenue enhancing recurring CAPEX	93	481	185	278	607
	Non- revenue enhancing recurring CAPEX	2,857	633	424	3,281	868

Funds Available for Distribution		$66,654	$94,811	$54,925	$121,578	$156,195
	Diluted per Share	$0.96	$1.55	$0.92	$1.88	$2.56

First Cycle Leasing Costs
	Tenant improvements	3,919	11,753	5,394	9,313	14,007
	Leasing commissions	43	5,904	322	365	8,483

Funds Available for Distribution after First Cycle Leasing Costs		$62,692	$77,154	$49,209	$111,900	$133,705

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.90	$1.26	$0.83	$1.73	$2.19

Redevelopment Costs		$6,996	$13,965	$8,583	$15,579	$20,155

Payout Ratio of Funds From Operations		8.35%	41.03%	25.34%	17.90%	48.07%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		10.46%	50.68%	40.66%	25.27%	61.63%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

								Accumulated
	Series C	Series D						Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Noncontrolling	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Interests	Income	TOTAL

Balance at December 31, 2008	$151,981	$96,321	$604	$3,079,159	$(302,705)	$979,939	$531,408	$(54,747)	$4,481,960

Net Income attributable to SL Green						55,248	7,160		62,408
Preferred Dividend						(9,938)			(9,938)
Cash distributions declared ($0.475 per common share)						(29,198)			(29,198)
Cash distributions to noncontrolling interests							(9,827)		(9,827)
Comprehensive Income - Unrealized loss on derivative instruments								20,165	20,165
Comprehensive Income - SLG share unrealized loss on derivative instruments of JV								1,700	1,700
Comprehensive Income - Unrealized loss on investments								597	597
Net proceeds from common stock offering			196	387,128					387,324
Redemption of units and dividend reinvestment proceeds									—
Deferred compensation plan			2	431					433
Amortization of deferred compensation				14,800					14,800
Balance at June 30, 2009	$151,981	$96,321	$802	$3,481,518	$(302,705)	$996,051	$528,741	$(32,285)	$4,920,424

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2008	57,043,835	2,339,853		59,383,688	—	59,383,688

YTD share activity	19,776,019	(3,376)		19,772,643		19,772,643
Share Count at June 30, 2009 - Basic	76,819,854	2,336,477	—	79,156,331	—	79,156,331

Weighting Factor	(14,521,434)	1,306	42,947	(14,477,181)		(14,477,181)
Weighted Average Share Count at June 30, 2009 - Diluted	62,298,420	2,337,783	42,947	64,679,150	—	64,679,150

TAXABLE INCOME Unaudited ($000’s omitted)

	Six Months Ended
	June 30,	June 30,
	2009	2008

Net Income Available to Common Stockholders	$45,310	$255,469
Book/Tax Depreciation Adjustment	28,576	(8,729)
Book/Tax Gain Recognition Adjustment	(29,283)	(212,451)
Book/Tax JV Net equity adjustment	(2,937)	44,274
Other Operating Adjustments	7,687	14,392
C-corp Earnings	(2,251)	(1,437)
Taxable Income (Projected)	$47,102	$91,518

Deemed dividend per share	$0.85	$1.58
Estimated payout of taxable income	139%	100%

Shares outstanding - basic	76,820	58,283

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36th Street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of interests in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	June 30, 2009		June 30, 2008
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,528,141	$727,623	$1,442,620	$701,958
Buildings & improvements fee interest	4,756,496	1,988,440	4,494,399	1,950,878
Buildings & improvements leasehold	262,478	129,996	261,084	129,301
	6,547,115	2,846,059	6,198,103	2,782,137
Less accumulated depreciation	(427,598)	(189,875)	(294,794)	(135,753)

Net Real Estate	6,119,517	2,656,184	5,903,309	2,646,384

Cash and cash equivalents	105,758	45,025	114,005	52,107
Restricted cash	38,991	16,810	32,262	15,208
Tenant receivables, net of $2,415 reserve at 6/30/09	13,093	5,030	11,901	5,082
Deferred rents receivable, net of reserve for tenant credit loss of $3,344 at 6/30/09	166,453	82,763	103,782	51,543
Deferred costs, net	118,796	49,705	90,858	41,555
Other assets	170,941	62,960	123,568	42,356

Total Assets	$6,733,549	$2,918,477	$6,379,685	$2,854,235

Mortgage loans payable	$4,273,697	$1,888,898	$3,995,380	$1,840,071
Derivative Instruments-fair value	33,612	17,009	1,107	562
Accrued interest payable	10,303	4,552	11,445	5,318
Accounts payable and accrued expenses	87,258	36,690	49,817	23,338
Deferred revenue	145,009	49,422	156,450	53,807
Security deposits	7,464	3,417	9,766	4,538
Contributed Capital (1)	2,176,206	918,489	2,155,720	926,601

Total Liabilities and Equity	$6,733,549	$2,918,477	$6,379,685	$2,854,235

As of June 30, 2009 the Company had nineteen unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway (increased from 55% in December 2005), a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 25% interest in The Meadows, a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway (decreased from 50% in August 2008) and a 32.75% interest in 717 Fifth Avenue. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following five joint ventures: a 50% interest in 141 Fifth Avenue, a 50% interest in 180-182 Broadway and a 51% interest in each of 919 Third Avenue, 680 Washington Avenue and 750 Washington Avenue.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in an unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

				Three Months Ended
		Three Months Ended June 30, 2009		March 31, 2009	Three Months Ended June 30, 2008
			SLG	SLG		SLG
		Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net		$152,435	$68,362	$67,437	$142,891	$69,392
Escalation and reimbursement revenues		20,134	9,506	9,849	21,312	10,821
Other income		449	262	509	556	294
Total Revenues, net		$173,018	$78,130	$77,795	$164,759	$80,507

Expenses
Operating expenses		$28,454	$12,716	$14,048	$31,131	$15,028
Ground rent		1,025	171	171	1,002	575
Real estate taxes		22,072	10,435	10,386	19,494	9,620
Total Operating Expenses		$51,551	$23,322	$24,605	$51,627	$25,223

GAAP NOI		$121,467	$54,808	$53,190	$113,132	$55,284
Cash NOI		$105,121	$46,983	$38,164	$101,278	$49,301

Interest expense, net of interest income		47,299	19,704	19,540	46,747	22,080
Amortization of deferred financing costs		3,177	1,263	1,387	3,467	1,521
Depreciation and amortization		40,484	17,006	16,238	34,586	15,423

Net Income		$30,507	$16,835	$16,025	$28,332	$16,260

Plus: Real estate depreciation		40,444	16,998	16,231	34,535	15,413
Funds From Operations		$70,951	$33,833	$32,256	$62,867	$31,673

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$3,217	$1,271	$1,394	$3,518	$1,531
Less:	Straight-line rental income and other non-cash adjustments	(16,344)	(7,824)	(14,918)	(11,504)	(5,878)
Less:	Second cycle tenant improvement	(898)	(387)	(6,785)	(4,054)	(1,560)
Less:	Second cycle leasing commissions	(3,369)	(1,591)	(5,391)	(1,289)	(538)
Less:	Recurring CAPEX	(618)	(269)	(504)	(92)	(58)
FAD Adjustment		$(18,012)	$(8,800)	$(26,204)	$(13,421)	$(6,503)

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

		Six Months Ended June 30, 2009		Six Months Ended June 30, 2008
			SLG		SLG
		Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net		$303,522	$135,799	$286,493	$139,065
Escalation and reimbursement revenues		40,972	19,355	41,801	21,206
Other income		1,393	771	1,625	749
Total Revenues, net		$345,887	$155,925	$329,919	$161,020

Expenses
Operating expenses		$60,258	$26,764	$63,874	$31,057
Ground rent		2,050	342	2,004	1,150
Real estate taxes		44,064	20,821	39,613	19,644
Total Operating Expenses		$106,372	$47,927	$105,491	$51,851

GAAP NOI		$239,515	$107,998	$224,428	$109,169
Cash NOI		$196,908	$85,147	$201,768	$97,633

Interest expense, net of interest income		94,062	39,244	94,383	44,525
Amortization of deferred financing costs		7,782	2,650	6,522	2,861
Depreciation and amortization		80,312	33,244	68,526	31,188

Net Income		$57,359	$32,860	$54,997	$30,595

Plus: Real estate depreciation		80,240	33,229	68,425	31,168
Funds From Operations		$137,599	$66,089	$123,422	$61,763

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$7,854	$2,665	$6,622	$2,881
Less:	Straight-line rental income and other non-cash adjustments	(42,241)	(22,742)	(22,308)	(11,432)
Less:	Second cycle tenant improvement	(17,292)	(7,172)	(6,996)	(2,998)
Less:	Second cycle leasing commissions	(12,398)	(6,982)	(3,209)	(1,440)
Less:	Recurring CAPEX	(1,755)	(773)	(470)	(309)
FAD Adjustment		$(65,832)	$(35,004)	$(26,361)	$(13,298)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Market Capitalization
Common Equity:
Common Shares Outstanding	76,820	57,259	57,044	57,606	58,283
OP Units Outstanding	2,336	2,336	2,340	2,340	2,340
Total Common Equity (Shares and Units)	79,156	59,595	59,384	59,946	60,623
Share Price (End of Period)	$22.94	$10.80	$25.90	$64.80	$82.72
Equity Market Value	$1,815,839	$643,626	$1,538,046	$3,884,501	$5,014,735
Preferred Equity at Liquidation Value:	257,500	257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,570,085	2,585,592	2,591,358	2,693,275	2,867,305
Outstanding Balance on – Unsecured Credit Line	1,419,500	1,389,067	1,389,067	1,288,833	644,500
Junior Subordinated Deferrable Interest Debentures	100,000	100,000	100,000	100,000	100,000
Unsecured Notes	548,317	563,456	774,693	774,684	774,676
Convertible Bonds	324,729	588,100	726,441	968,844	963,724
Liability Held for Sale	—	—	95,000	—	—
Total Consolidated Debt	4,962,631	5,226,215	5,676,559	5,825,636	5,350,205
Company’s Portion of Joint Venture Debt	1,888,898	1,935,460	1,933,633	1,931,923	1,840,071
Total Combined Debt	6,851,529	7,161,675	7,610,192	7,757,559	7,190,276

Total Market Cap (Debt & Equity)	$8,924,868	$8,062,801	$9,405,738	$11,899,560	$12,462,511

Availability under Lines of Credit
Senior Unsecured Line of Credit	58,903	(A)	56,490	55,541	182,111	818,483
Term Loans	—	—	—	—	—
Total Availability	$58,903	$56,490	$55,541	$182,111	$818,483

(A) As reduced by $21,597 letters of credit.

Combined Capitalized Interest	$127	$136	$534	$595	$790

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	70.53%	85.29%	75.97%	58.45%	50.37%
Debt to Gross Real Estate Book Ratio	60.42%	63.83%	68.50%	69.61%	61.21%
Secured Real Estate Debt to Secured Assets Gross Book	57.32%	57.85%	58.76%	59.20%	59.49%
Unsecured Debt to Unencumbered Assets-Gross Book Value	65.14%	72.10%	81.78%	84.84%	65.35%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	76.77%	88.82%	80.91%	65.19%	57.70%
Debt to Gross Real Estate Book Ratio	61.95%	64.60%	68.01%	68.89%	62.40%
Secured Real Estate Debt to Secured Assets Gross Book	60.84%	61.37%	61.80%	62.16%	61.92%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2009	2008	2009	2009	2008
	Property NOI

	Property Operating NOI	$127,031	$127,252	$129,750	$256,781	$256,607
	NOI from Discontinued Operations	(43)	2,675	573	530	5,845
	Total Property Operating NOI - Consolidated	126,988	129,927	130,323	257,311	262,452
	SLG share of Property NOI from JVs	54,808	55,284	53,190	107,998	109,169
	GAAP NOI	$181,796	$185,211	$183,513	$365,309	$371,621

Less:	Free Rent (Net of Amortization)	2,002	601	8,944	10,946	3,724
	Net FAS 141 Adjustment	5,926	4,367	6,113	12,039	10,295
	Straightline Revenue Adjustment	12,504	14,290	12,737	25,241	29,505

Plus:	Allowance for S/L tenant credit loss	2,856	1,057	2,114	4,970	2,115
	Ground Lease Straight-line Adjustment	91	91	91	182	509
	Cash NOI	$164,311	$167,101	$157,924	$322,235	$330,721

	Components of Debt Service and Fixed Charges

	Interest Expense	57,012	75,442	60,593	117,605	153,446
	Fixed Amortization Principal Payments	6,799	6,052	7,145	13,944	11,965
	Total Consolidated Debt Service	63,811	81,494	67,738	131,549	165,411

	Payments under Ground Lease Arrangements	8,137	7,917	8,137	16,274	16,584
	Dividend on perpetual preferred shares	4,969	4,969	4,969	9,938	9,938
	Total Consolidated Fixed Charges	76,917	94,380	80,844	157,761	191,933

	Adjusted EBITDA - Consolidated	201,763	208,153	229,977	431,740	392,097
	Adjusted EBITDA - Combined	221,467	230,548	249,517	470,984	437,280
	Interest Coverage Ratio	3.68	2.89	3.81	3.75	2.64
	Debt Service Coverage Ratio	3.27	2.67	3.41	3.34	2.44
	Fixed Charge Coverage Ratio	2.70	2.29	2.85	2.78	2.10

SELECTED FINANCIAL DATA 2009 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Six Months Ended
		June 30,	June 30,		March 31,	June 30,	June 30,
		2009	2008	%	2009	2009	2008	%
Revenues
	Rental Revenue, net	190,391	183,267	3.9%	191,006	381,396	368,019	3.6%
	Escalation & Reimbursement Revenues	31,048	29,554	5.1%	33,007	64,055	59,052	8.5%
	Other Income	1,655	4,446	-62.8%	663	2,318	6,706	-65.4%
	Total Revenues	223,094	217,267	2.7%	224,676	447,769	433,777	3.2%
Expenses
	Operating Expense	47,797	49,783	-4.0%	52,225	100,022	100,289	-0.3%
	Ground Rent	8,284	7,922	4.6%	8,284	16,567	16,171	2.4%
	Real Estate Taxes	36,237	32,244	12.4%	36,372	72,609	64,262	13.0%
		92,318	89,949	2.6%	96,881	189,198	180,722	4.7%

	EBITDA	130,776	127,318	2.7%	127,795	258,571	253,055	2.2%

	Interest Expense & Amortization of Financing costs	36,807	36,364	1.2%	36,681	73,488	73,202	0.4%
	Depreciation & Amortization	52,443	50,547	3.8%	52,239	104,682	98,975	5.8%

	Income Before Noncontrolling Interest	41,526	40,407	2.8%	38,875	80,401	80,878	-0.6%
Plus:	Real Estate Depreciation & Amortization	52,434	50,537	3.8%	52,224	104,658	98,958	5.8%

	FFO	93,960	90,944	3.3%	91,099	185,059	179,836	2.9%

Less:	Non – Building Revenue	822	248	231.5%	192	1,015	707	43.6%

Plus:	Interest Expense & Amortization of Financing costs	36,807	36,364	1.2%	36,681	73,488	73,202	0.4%
	Non Real Estate Depreciation	9	10	-10.0%	15	24	17	41.2%
	GAAP NOI	129,954	127,070	2.3%	127,603	257,556	252,348	2.1%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	737	791	-6.8%	579	1,316	1,582	-16.8%
	Straightline Revenue Adjustment	6,292	7,016	-10.3%	6,623	12,915	14,955	-13.6%
	Rental Income - FAS 141	5,104	3,861	32.2%	5,404	10,509	9,440	11.3%
	Ground Lease Straight-line Adjustment	304	666	-54.4%	304	609	1,005	-39.4%
Plus:	Allowance for S/L tenant credit loss	2,405	775	210.3%	1,872	4,277	1,608	166.0%
	Cash NOI	119,922	115,511	3.8%	116,565	236,484	226,974	4.2%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	57.84%	58.34%		56.37%	57.10%	58.05%
	Cash NOI to Real Estate Revenue, net	53.38%	53.04%		51.50%	52.43%	52.22%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	61.53%	61.98%		60.03%	60.78%	61.77%
	Cash NOI before Ground Rent/Real Estate Revenue, net	56.93%	56.37%		55.02%	55.97%	55.71%

SELECTED FINANCIAL DATA 2009 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Six Months Ended
		June 30,	June 30,		March 31,	June 30,	June 30,
		2009	2008	%	2009	2009	2008	%
Revenues
	Rental Revenue, net	66,418	64,420	3.1%	65,435	131,853	126,728	4.0%
	Escalation & Reimbursement Revenues	9,431	10,086	-6.5%	9,729	19,160	19,527	-1.9%
	Other Income	101	53	90.6%	356	457	104	339.4%
	Total Revenues	75,950	74,559	1.9%	75,520	151,470	146,359	3.5%
Expenses
	Operating Expense	12,376	13,423	-7.8%	13,879	26,255	27,262	-3.7%
	Ground Rent	171	161	6.2%	171	342	321	6.5%
	Real Estate Taxes	10,295	8,881	15.9%	10,243	20,537	17,796	15.4%
		22,842	22,465	1.7%	24,293	47,134	45,379	3.9%

	EBITDA	53,108	52,094	1.9%	51,227	104,336	100,980	3.3%

	Interest Expense & Amortization of Financing costs	19,550	21,593	-9.5%	19,470	39,021	42,654	-8.5%
	Depreciation & Amortization	16,354	14,318	14.2%	15,512	31,866	28,381	12.3%

	Income Before Noncontrolling Interest	17,204	16,183	6.3%	16,245	33,449	29,945	11.7%
Plus:	Real Estate Depreciation & Amortization	16,345	14,307	14.2%	15,506	31,851	28,361	12.3%

	FFO	33,549	30,490	10.0%	31,751	65,300	58,306	12.0%

Less:	Non – Building Revenue	77	27	185.2%	333	410	32	1181.3%

Plus:	Interest Expense & Amortization of Financing costs	19,550	21,593	-9.5%	19,470	39,021	42,654	-8.5%
	Non Real Estate Depreciation	9	11	-18.2%	6	15	20	-25.0%
	GAAP NOI	53,031	52,067	1.9%	50,894	103,926	100,948	3.0%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,023	(27)	3888.9%	8,380	9,403	(201)	4778.1%
	Straightline Revenue Adjustment	5,950	5,652	5.3%	5,806	11,756	11,279	4.2%
	FAS 141	786	415	89.4%	783	1,569	974	61.1%
Plus:	Allowance for S/L tenant credit loss	395	125	216.0%	232	627	209	200.0%
	Ground Lease Straight-line Adjustment	2	4	-50.0%	11	13	17	-23.5%
	Cash NOI	45,669	46,156	-1.1%	36,168	81,838	89,122	-8.2%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	69.53%	69.74%		67.48%	68.51%	68.89%
	Cash NOI to Real Estate Revenue, net	59.88%	61.82%		47.96%	53.95%	60.82%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	69.76%	69.96%		67.71%	68.74%	69.11%
	Cash NOI before Ground Rent/Real Estate Revenue, net	60.10%	62.03%		48.17%	54.17%	61.03%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2009 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	6/30/2009	Coupon	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Feb-10
399 Knollwood	18,570	5.75%	317	Mar-14		16,877	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17		25,000	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16		21,877	—	Open
673 First Avenue	32,001	5.67%	781	Feb-13		28,984	—	Open
625 Madison Avenue	96,435	6.27%	2,333	Nov-15		78,595	—	Open
609 Fifth Avenue	98,638	5.85%	1,367	Oct-13		92,062	—	Open
420 Lexington Avenue	108,558	8.44%	2,947	Nov-10		104,691	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Jan-10
220 E 42nd Street	200,835	5.23%	3,909	Nov-13		182,342	—	Open
919 Third Avenue	226,390	6.87%	3,942	Jul-11		216,656	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Jan-10
1 Madison Avenue - South Building	657,524	5.91%	11,154	May-20		404,531	—	Open
	2,240,451	5.98%	26,750			1,923,115
Secured fixed rate debt - Other
609 Partners, LLC	63,891	5.00%	—	Jul-14		63,891	—	Open
	63,891	5.00%	—			63,891
Unsecured fixed rate debt
Senior Unsecured Line of Credit	60,000	5.26%	—	Jun-11		60,000	Jun-12	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15		100,000	—	—
Unsecured Note	123,607	5.15%	—	Jan-11		123,607	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14		150,000	—	Open
Unsecured Note	274,710	6.00%	—	Mar-16		275,000	—	Open
Convertible Note	135,336	4.00%	—	Jun-25	(1)	138,148	—	Jun-10
Convertible Note (net)	189,393	3.00%	—	Mar-27	(2)	202,105	—	Apr-12
	1,033,046	4.99%	—			1,048,860

Total Fixed Rate Debt/Wtd Avg	3,337,388	5.65%	26,750			3,035,866

Floating rate debt
Secured floating rate debt
180-182 Broadway (Libor + 225 bps)	22,436	2.66%	—	Feb-11		22,436	—	Open
28 W 44th St (Libor + 201 bps)	124,179	3.17%	1,374	Aug-13		116,922	—	Open
1 Landmark Square (Libor + 185bps)	119,128	2.18%	—	Feb-10		119,128	Feb-12	Open

	265,743	2.68%	1,374			258,486

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 90 bps)	1,359,500	1.32%	—	Jun-11		1,359,500	Jun-12	Open
	1,359,500	1.32%	—			1,359,500

Total Floating Rate Debt/Wtd Avg	1,625,243	1.54%	1,374			1,617,986

Total Debt/Wtd Avg - Consolidated	4,962,631	4.31%	28,124			4,653,852

Total Debt/Wtd Avg - Joint Venture	1,888,898	4.27%

Weighted Average Balance & Interest Rate with SLG JV Debt	7,005,468	4.28%

(1) Notes can be put to SLG, at the option of the holder, on June 15, 2010.

(2) Notes can be put to SLG, at the option of the holder, on March 30, 2012.

Senior Unsecured Line of Credit Covenant Ratios
	Actual	Required
Total Debt / Total Assets	42.2%	Less than 60%
Secured Debt / Total Assets	21.5%	Less than 50%
Line Fixed Charge Coverage	2.68	Greater than 1.50
Unsecured Debt / Unencumbered Assets	42.1%	Less than 60%
Unencumbered Interest Coverage	3.07	Greater than 1.75
Maximum FFO Payout	42.3%	Less than 95%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2009			As-Of
	Principal Outstanding - 6/30/09			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

800 Third Avenue	20,910	8,981	6.00%	—	Jul-17	8,981	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,723	—	Open
1221 Avenue of the Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Open
100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Open
One Court Square	315,000	94,500	4.91%	—	Jun-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Open
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Oct-09
388/390 Greenwich Street	1,122,379	567,901	5.19%	—	Dec-17	567,901	—	Dec-09
Total Fixed Rate Debt/Wtd Avg	2,787,939	1,245,328	5.50%	—		1,239,449

388/390 Greenwich Street (Libor + 115bps)	16,000	8,096	1.54%	—	Dec-17	8,096	—	Dec-09
379 West Broadway (Libor + 165bps)	20,991	9,446	2.06%	—	Jan-10	9,446	—	Open
1551/1555 Broadway (Libor + 200 bps)	120,271	12,027	2.42%	—	Oct-09	12,027	—	Open
29 West 34th Street (Libor + 200bps)	42,354	21,177	2.41%	200	May-11	20,808	—	Open
Meadows (Libor + 135bps)	84,527	21,131	1.72%	—	Sep-12	20,710	—	Open
16 Court St (Libor + 160 bps)	86,615	30,315	2.01%	—	Oct-10	30,315	—	Open
1221 Avenue of the Americas (Libor + 75bps)	105,000	47,250	1.12%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100bps)	140,000	70,140	1.44%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.25%	—	Sep-11	80,238		Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	1.27%	—	Nov-09	343,750	Nov-10	Open
Total Floating Rate Debt/Wtd Avg	1,485,758	643,570	1.90%	200		642,780

Total Joint Venture Debt/Wtd Avg	4,273,697	1,888,898	4.27%	200		1,882,229

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2009 Scheduled	2010 Scheduled	2011 Scheduled	2012 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	17,473	2037
420 Lexington Avenue (2)	11,740	11,473	11,473	11,473	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	750	—	358	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,674	8,233	6,909	6,909	—	2043
1055 Washing Blvd, Stamford (2)	615	615	615	615	—	2090

Total	32,302	31,594	29,470	28,720	17,831

Capitalized Lease
673 First Avenue	1,416	1,451	1,555	1,555	16,791	2037

(1) Per the balance sheet at June 30, 2009.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Weighted Average	Weighted Average	Current	LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter	Yield	Rate (3)

3/31/2008	$776,488	$766,598	10.15%	10.63%	2.70%

Originations/Accretion (1)	$72,193
Preferred Equity	$0
Redemptions/Sales/Amortization/Reserves	$(8,855)
6/30/2008	$839,826	$823,223	9.71%	9.92%	2.46%

Originations/Accretion (1)	$107,690
Preferred Equity	$542
Redemptions/Sales/Amortization/Reserves	$(21,127)
9/30/2008	$926,931	$921,658	10.58%	10.28%	3.93%

Originations/Accretion (1)	$7,296
Preferred Equity	$1,028
Redemptions/Sales/Amortization/Reserves	$(187,372)
12/31/2008	$747,883	$755,516	10.34%	10.14%	0.44%

Originations/Accretion (1)	$6,151
Preferred Equity	$910
Redemptions/Sales/Amortization/Reserves	$(63,561)
3/31/2009	$691,383	$688,985	8.48%	8.74%	0.50%

Originations/Accretion (1)	$29,468
Preferred Equity	$0
Redemptions/Sales/Amortization/Reserves	$(112,541)
6/30/2009 (2)	$608,310	$665,578	8.31%	8.28%	0.31%

(1) Accretion includes original issue discounts and compounding investment income.

(2) Includes approximately $73.8 million of structured finance investments which are classified as held for sale.

(3) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

			Weighted Average		Weighted Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter	Yield

New York City
Senior Mortgage Debt	$18,807	$—	$220		7.29%	7.21%

Junior Mortgage Participation	$51,024	$544,250	$321		9.43%	9.30%

Mezzanine Debt	$394,981	$7,072,712	$2,082	(3)	9.87%	9.88%

Preferred Equity	$37,750	$212,150	$108		0.00%	0.00%

Other
Senior Mortgage Debt	$37,092	$—	$96		5.46%	5.35%

Mezzanine Debt	$40,478	$3,149,029	$174		4.84%	4.73%

Preferred Equity	$28,178	$2,438,000	$159		4.91%	4.87%

Balance as of 6/30/09	$608,310	$13,416,141	$1,445	(3)	8.31%	8.28%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 4.0 years.

(3) Excluding the mezzanine loan on the retail portion of a New York City property, the weighted average exposure for New York City Mezzanine Debt and the total structured finance portfolio are $767 psf and $535 psf, respectively.

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

				Senior		Current
Investment Type	Book Value (1)	Location	Collateral Type	Financing	Last $ PSF	Yield

Mezzanine Loan	$100,957	New York City	Retail	$325,000	$5,864	15.07%
Mezzanine Loan	80,099	New York City	Office	1,139,000	$1,106	10.76%
Mezzanine Loan	58,439	New York City	Office	205,000	$382	8.44%
Mortgage and Mezzanine	48,060	Various	Office	2,217,170	$87	5.74%
Mezzanine Loan	40,800	New York City	Office	221,549	$229	7.76%
Mezzanine Loan	38,769	New York City	Office / Retail	165,000	$1,709	9.56%
Preferred Equity	37,750	New York City	Office	212,150	$108	0.00%
Mezzanine Loan	25,472	Los Angeles	Office	931,860	$220	3.99%
Mezzanine Loan	25,000	New York City	Office	200,000	$440	8.98%
Mezzanine Loans	24,001	New York City	Office	315,218	$678	0.00%

Total	$479,347			$5,931,946		8.69%

(1) Net of unamortized fees, discounts, and reserves

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Jun-09	Mar-09	Dec-08	Sep-08	Jun-08	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	98.0	97.2	97.9	99.5	100.0	13,310,268	2	1	60
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	99.0	99.0	99.0	99.0	98.6	25,437,624	4	2	26
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	99.6	99.4	99.7	99.7	99.3	47,555,136	7	5	32
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	97.3	98.6	99.6	99.4	98.1	15,747,684	2	2	67
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	90.5	91.8	92.0	89.6	89.6	20,521,560	3	2	84
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	96.8	96.7	96.8	97.0	96.6	64,981,891	9	6	219
461 Fifth Avenue(3)	Midtown	Leasehold Interest	1	200,000	1	98.8	95.4	95.4	95.4	93.6	14,826,108	2	1	19
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	96.8	92.6	98.5	100.0	99.9	48,097,596	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	99.1	99.1	99.1	99.3	99.6	30,545,652	4	3	14
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	99.1	99.1	100.0	100.0	100.0	13,040,616	2	1	18
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	97.3	97.6	97.6	97.6	97.6	40,147,608	6	4	27
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.7	99.7	99.7	99.8	16,749,168	2	2	9
711 Third Avenue(1)	Grand Central North	Operating Sublease	1	524,000	2	92.1	93.3	93.3	93.3	93.3	25,240,368	4	2	16
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	89.2	97.2	97.2	95.8	99.0	35,670,708	5	3	26
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	87.9	87.6	84.3	93.0	92.1	37,417,056	5	4	36
919 Third Avenue(2)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	81,091,884		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	4	98.9	98.9	98.9	98.9	97.9	71,165,412	10	6	20
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	97.2	94.6	96.0	95.1	93.9	32,278,152	4	3	41
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,673,856	9	6	3
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	100.0	4,853,052	1	0	19

Subtotal / Weighted Average			20	13,436,800	45	97.0	97.1	97.5	97.9	97.8	$700,351,399	86	64	772

Adjustments
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	95.5	100.0	100.0	100.0	100.0	8,419,674	1	1	1
Subtotal / Weighted Average			1	345,400	1	95.5	100.0	100.0	100.0	100.0	$8,419,674	1	1	1

Total / Weighted Average Manhattan Consolidated Properties			21	13,782,200	46	97.0	97.2	97.5	97.9	97.9	$708,771,073	87	64	773

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	81.5	75.7	81.1	80.4	67.0	40,546,237		2	32
521 Fifth Avenue - 50.1%(3)	Grand Central	Leasehold Interest	1	460,000	2	88.3	89.6	94.4	93.1	97.9	19,581,648		1	43
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	98.7	98.7	98.7	98.7	98.5	31,148,832		1	25
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	93.7	93.7	93.5	92.9	93.0	151,958,244		7	21
1515 Broadway - 68.45%	Times Square	Fee Interest	1	1,750,000	6	94.5	95.4	95.4	91.8	99.0	88,550,256		6	9
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	9	100.0	100.0	100.0	100.0	100.0	102,945,936		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,558,780		1	1

Total / Weighted Average Unconsolidated Properties			8	9,429,000	31	95.0	94.7	95.4	94.4	94.8	$471,289,933		23	132

Manhattan Grand Total / Weighted Average			29	23,211,200	77	96.2	96.2	96.7	96.5	96.7	$1,180,061,006			905
Manhattan Grand Total - SLG share of Annualized Rent											$905,376,364		87
Manhattan Same Store Occupancy % - Combined				22,865,800	99	96.2	96.1	96.6	96.5	96.6
			61	30,160,900	100	94.8	94.8	95.2	95.3	95.4	$1,375,659,558			1,383
Portfolio Grand Total
Portfolio Grand Total - SLG Share of Annualized Rent											$1,027,962,170		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Jun-09	Mar-09	Dec-08	Sep-08	Jun-08	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	9	89.3	89.3	89.3	90.4	90.7	14,021,172	2	2	31
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	3	93.2	92.4	92.4	92.4	87.1	4,225,032	1	0	9
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	3	67.0	67.5	67.5	65.9	65.9	2,361,948	0	0	13
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	4	78.4	78.4	78.4	78.4	78.4	5,792,172	1	1	7
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	4	94.6	95.7	95.7	95.7	95.7	6,835,920	1	1	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	3	82.1	82.1	81.0	81.0	78.4	4,836,384	1	1	4
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	2	92.7	92.7	91.0	85.2	80.0	4,066,920	1	1	10
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	6	100.0	100.0	100.0	100.0	100.0	13,261,008	2	2	14
399 Knollwood Road	White Plains, Westchester	Fee Interest	1	145,000	2	92.8	93.5	97.3	96.3	96.3	3,416,448	0	0	42
Westchester, NY Subtotal/Weighted Average			14	2,280,100	33	88.7	88.9	88.9	88.7	87.8	58,817,004	8	7	139

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	12	83.9	83.3	84.4	86.2	86.6	19,256,640	3	2	102
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	2	100.0	100.0	100.0	100.0	100.0	3,558,552		0	4
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	3	97.4	97.4	98.5	98.5	95.8	6,504,264		0	8
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	4	84.4	84.9	84.9	88.3	91.1	5,295,048	1	1	19
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	2	95.3	95.3	94.6	95.3	95.3	2,070,744	0	0	21
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	2	65.6	71.3	67.3	95.1	94.5	2,234,316	0	0	18
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	2	83.2	83.2	83.2	88.7	88.7	3,828,000	1	0	10
Connecticut Subtotal/Weighted Average			12	1,727,900	25	86.0	86.2	86.5	90.4	90.6	42,747,564	5	3	182

Total / Weighted Average Consolidated Properties			26	4,008,000	58	87.5	87.8	87.9	89.4	89.0	$101,564,568	13	10	321

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	20	100.0	100.0	100.0	100.0	100.0	51,363,840		1	1
The Meadows - 25%	Rutherford, New Jersey	Fee Interest	2	582,100	8	82.6	83.0	83.3	85.3	85.2	12,292,624		0	58
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	5	81.5	81.1	77.8	79.2	82.3	8,922,828		0	62
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	9	97.7	97.6	97.6	96.3	96.3	21,454,692		0	36
Total / Weighted Average Unconsolidated Properties			6	2,941,700	42	94.1	94.1	93.8	94.1	94.4	$94,033,984		3	157

Suburban Grand Total / Weighted Average			32	6,949,700	23	90.3	90.4	90.4	91.4	91.3	$195,598,552			478
Suburban Grand Total - SLG share of Annualized Rent											$122,585,807		13
Suburban Same Store Occupancy % - Combined				6,949,700	100	90.3	90.4	90.4	91.4	91.3

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	35	—	—	—	—	—	$—	$37,844,813	0	0
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	17.5	17.5	17.5	17.5	20.1	387,720	13,756,522	1	3
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	1	21,500	3	68.5	100.0	100.0	100.0	100.0	1,656,456	17,601,303	3	2
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	15,000,000	137,097,842	6	1
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	23.7	23.7	100.0	100.0	100.0	2,292,336	7,495,600	5	2
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	51.0	54.8	66.8	82.5	83.8	1,110,108	46,368,112	2	13
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	5,875,128	22,832,265	11	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	41,000	5	100.0	100.0	100.0	100.0	100.0	N/A	42,689,350	N/A	N/A
379 West Broadway - 45% (2)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,773,736	22,027,120	6	5
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	15	75.8	77.7	79.1	79.1	87.6	19,284,396	278,616,378	23	7
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	5	10.8	10.8	10.8	10.8	10.8	258,696	9,960,722	1	1
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	18	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	23	1
Total / Weighted Average Retail/Development Properties			12	800,012	100	N/A	N/A	N/A	N/A	N/A	$69,733,576	$1,179,201,406	100	37

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	4,637,773	$182,104,758	(1)	$39.27	13.2%	93,073,752	9.1%	A-1
Viacom International, Inc.	1515 Broadway	2009, 2015 & 2020	1,287,610	70,638,132		$54.86	5.1%	48,351,801	4.7%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128		$52.72	4.4%	60,004,128	5.8%	A+
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	661,644	46,359,252		$70.07	3.4%	20,763,116	2.0%	A-1
Random House, Inc.	1745 Broadway	2018	644,598	36,558,780		$56.72	2.7%	11,793,862	1.1%	BBB
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	35,930,784		$61.26	2.6%	18,324,700	1.8%
Omnicom Group, Inc.	220 East 42nd Street & 420 Lexington Avenue	2009, 2010, 2011 & 2017	506,578	19,624,620		$38.74	1.4%	19,624,620	1.9%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	28,950,936		$59.49	2.1%	13,027,921	1.3%	A+
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	22,745,664		$54.11	1.7%	10,235,549	1.0%	A
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,340,172		$38.92	1.0%	13,340,172	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,618	8,946,624		$28.35	0.7%	8,946,624	0.9%	A
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	10,382,496		$36.30	0.8%	10,382,496	1.0%	BBB-
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	15,462,000		$57.42	1.1%	15,462,000	1.5%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	263,186	14,419,068		$54.79	1.0%	7,353,725	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	9,489,396		$36.16	0.7%	9,489,396	0.9%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,913,456		$47.49	0.9%	10,984,839	1.1%	AA-
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,398,812		$36.67	0.6%	8,398,812	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,916,652		$21.58	0.4%	4,916,652	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,567,964		$51.16	0.8%	4,968,441	0.5%	BBB
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	191,825	12,592,692		$65.65	0.9%	5,666,711	0.6%
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013, 2015 & 2017	187,484	11,503,344		$61.36	0.8%	11,503,344	1.1%
Amerada Hess Corp.	1185 Ave.of the Americas	2027	182,529	11,049,060		$60.53	0.8%	11,049,060	1.1%	BBB-
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	4,999,512		$30.14	0.4%	4,999,512	0.5%	AA-
King & Spalding	1185 Ave.of the Americas	2025	159,858	9,417,600		$58.91	0.7%	9,417,600	0.9%
National Hockey League	1185 Ave.of the Americas	2022	148,216	11,158,572		$75.29	0.8%	11,158,572	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2016, 2021 & 2026	146,917	5,971,608		$40.65	0.4%	5,971,608	0.6%
Banque National De Paris	919 Third Avenue	2016	145,834	8,216,052		$56.34	0.6%	4,190,187	0.4%
News America Incorporated	1185 Ave.of the Americas	2020	144,567	11,650,284		$80.59	0.8%	11,650,284	1.1%	BBB+
Draft Worldwide	919 Third Avenue	2013	141,260	7,990,344		$56.56	0.6%	4,075,075	0.4%	B+
Allen & Overy, LLP	1221 Ave.of the Americas	Various	136,945	12,236,460		$89.35	0.9%	5,506,407	0.5%

Total			14,794,247	$718,539,222	(1)	$48.57	52.2%	$474,630,966	46.2%

Wholly Owned Portfolio + Allocated JV Properties			30,160,900	$1,375,659,558	(1)	$45.61		$1,027,962,170

(1) - Reflects the net rent of $39.07 PSF for the 388-390 Greenwich Street lease. If this lease were included on a gross basis, Citigroup’s total PSF Annualized rent would be $48.91.

Total PSF Annualized rent for the Largest Tenants would be $51.59 and Total PSF Annualized rent for the Wholly Owned Portfolio + Allocated JV properties would be $47.09.

(2) - 57% of Portfolio’s Largest Tenants have investment grade credit ratings. 35% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/09			887,707

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	3	9,798	10,964	$53.73
	750 Third Avenue	3	93,310	93,310	$43.64
	1515 Broadway	1	15,249	15,249	$43.73
	19 West 44th Street	2	1,479	1,523	$38.16
	28 West 44th Street	2	4,646	4,808	$45.00
	521 Fifth Avenue	1	5,822	5,822	$69.55
	711 Third Avenue	1	6,500	6,500	$49.17
	800 Third Avenue	1	1,783	1,783	$61.03
	810 Seventh Avenue	1	3,766	3,766	$45.72
	420 Lexington Avenue	6	7,796	8,783	$50.27
	333 West 34th Street	1	151,873	151,873	$37.54
	Total/Weighted Average	22	302,022	304,381	$41.89

Retail
	1221 Sixth Avenue	1	765	765	$48.53
	625 Madison Avenue	1	1,950	1,950	$137.36
	Total/Weighted Average	2	2,715	2,715	$112.33

Storage
	317 Madison Avenue	1	63	63	$26.39
	Total/Weighted Average	1	63	63	$26.39

	Total Space became Available during the Quarter
	Office	22	302,022	304,381	$41.89
	Retail	2	2,715	2,715	$112.33
	Storage	1	63	63	$26.39
		25	304,800	307,159	$42.51

	Total Available Space		1,192,507

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/09				1,192,507

Office
	317 Madison Avenue	2	4.6	4,179	5,134	$43.98	$39.52	$25.67	—
	485 Lexington Avenue	1	10.5	38,756	38,756	$58.00	$42.59	$37.50	6.0
	750 Third Avenue	1	8.3	30,888	33,981	$53.00	$39.67	$36.80	11.0
	220 East 42nd Street	1	0.8	3,082	3,082	$40.00	$42.48	$—	—
	461 Fifth Avenue	1	4.3	6,516	6,933	$61.50	$100.17	$106.74	2.0
	100 Park Avenue	2	11.0	47,804	52,119	$51.53	$34.51	$59.03	12.0
	19 West 44th Street	4	2.2	3,981	4,431	$39.57	$44.29	$6.28	0.3
	800 Third Avenue	1	8.3	1,783	1,783	$52.02	$61.03	$45.00	5.0
	810 Seventh Avenue	1	5.0	5,716	5,908	$50.00	$—	$15.91	2.0
	1350 Avenue of the Americas	2	5.1	14,603	14,679	$68.42	$—	$93.72	2.9
	420 Lexington Avenue	6	4.8	7,345	9,117	$44.04	$44.28	$9.94	1.6
	333 West 34th Street	1	15.0	130,939	138,462	$49.00	$35.50	$67.38	—
	Total/Weighted Average	23	11.3	295,592	314,385	$51.73	$39.68	$56.14	4.2

Retail
	420 Lexington Avenue	1	10.0	1,467	1,562	$150.00	$213.27	$—	6.0
	Total/Weighted Average	1	10.0	1,467	1,562	$150.00	$213.27	$—	6.0

Storage
	461 Fifth Avenue	1	4.3	420	416	$30.00	$27.85	$—	—
	100 Park Avenue	1	10.9	313	313	$20.00	$—	$—	12.0
	420 Lexington Avenue	1	1.8	74	84	$25.00	$20.00	$—	—
	333 West 34th Street	1	15.0	5,539	5,834	$35.00	$29.00	$—	—
	Total/Weighted Average	4	14.0	6,346	6,647	$33.85	$28.80	$—	0.6

Leased Space
	Office (3)	23	11.3	295,592	314,385	$51.73	$39.68	$56.14	4.2
	Retail	1	10.0	1,467	1,562	$150.00	$213.27	$—	6.0
	Storage	4	14.0	6,346	6,647	$33.85	$28.80	$—	0.6
	Total	28	11.4	303,405	322,594	$51.84	$40.47	$54.71	4.1

Total Available Space @ 6/30/09				889,102

Early Renewals
Office
	317 Madison Avenue	1	2.5	2,355	2,405	$40.00	$35.56	$—	—
	19 West 44th Street	2	1.1	3,266	3,709	$39.66	$41.20	$—	—
	625 Madison Avenue	1	3.0	3,500	3,500	$68.53	$63.59	$—	—
	1350 Avenue of the Americas	1	0.6	2,518	2,796	$60.00	$45.34	$—	—
	420 Lexington Avenue	1	5.0	1,523	1,985	$40.37	$54.04	$—	—
	Total/Weighted Average	6	2.2	13,162	14,395	$50.79	$48.28	$—	—

Renewals
	Early Renewals Office	6	2.2	13,162	14,395	$50.79	$48.28	$—	—
	Total	6	2.2	13,162	14,395	$50.79	$48.28	$—	—

(1) Annual Base Rent

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $51.11/rsf for 249,270 rentable SF.

      Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $51.10/rsf for 263,665 rentable SF.

Leasing Activity - Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/09			697,962

Space which became available during the Quarter (A):
Office
	115-117 Stevens Avenue	2	3,977	3,977	$24.76
	200 Summit Lake Drive	1	2,486	2,486	$26.20
	399 Knollwood Road	1	2,287	2,287	$24.27
	1 Landmark Square	2	10,350	10,350	$39.56
	4 Landmark Square	2	4,550	4,550	$27.50
	1010 Washington Boulevard	1	8,200	8,200	$26.58
	1055 Washington Boulevard	1	985	985	$35.00
	The Meadows	3	4,857	4,857	$34.80
	16 Court Street	2	11,973	11,973	$27.87
	Total/Weighted Average	15	49,665	49,665	$30.38

Retail
	The Meadows	1	7,993	7,993	$27.00
	Total/Weighted Average	1	7,993	7,993	$27.00

Storage
	200 Summit Lake Drive	1	280	280	$10.00
	Total/Weighted Average	1	280	280	$10.00

	Total Space became Available during the Quarter
	Office	15	49,665	49,665	$30.38
	Retail	1	7,993	7,993	$27.00
	Storage	1	280	280	$10.00
		17	57,938	57,938	$29.82

	Total Available Space		755,900

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 6/30/09				755,900

Office
	520 White Plains Road	1	4.1	1,285	2,348	$26.25	$—	$29.91	1.0
	115-117 Stevens Avenue	2	2.3	3,077	3,088	$21.89	$24.56	$—	0.7
	399 Knollwood Road	1	4.8	1,163	1,163	$26.00	$28.00	$30.05	—
	1 Landmark Square	1	8.4	5,750	5,750	$42.00	$44.22	$—	—
	4 Landmark Square	1	5.3	3,385	3,385	$33.00	$27.50	$—	4.0
	6 Landmark Square	1	7.3	10,074	10,074	$38.00	$33.74	$50.00	3.0
	The Meadows	4	3.6	10,175	10,175	$25.31	$25.72	$8.82	1.0
	Jericho Plaza	1	6.0	1,201	1,201	$35.44	$—	$50.79	—
	16 Court Street	3	4.6	13,223	13,483	$39.89	$27.87	$9.47	0.1
	Total/Weighted Average	15	5.3	49,333	50,667	$34.21	$31.49	$17.51	1.2

Leased Space
	Office (3)	15	5.3	49,333	50,667	$34.21	$31.49	$17.51	1.2
	Total	15	5.3	49,333	50,667	$34.21	$31.49	$17.51	1.2

Total Available Space @ 6/30/09				706,567

Early Renewals
Office
	360 Hamilton Avenue	1	10.0	31,718	31,718	$30.50	$34.33	$—	4.0
	The Meadows	2	5.3	30,125	30,125	$23.06	$26.18	$0.82	5.8
	Jericho Plaza	3	9.2	40,553	40,553	$36.04	$32.93	$8.72	3.2
	16 Court Street	1	5.0	6,335	7,912	$21.22	$30.10	$5.88	—
	Total/Weighted Average	7	8.1	108,731	110,308	$29.84	$31.29	$3.85	3.9

Retail
	1 Landmark Square	1	3.5	2,583	2,583	$25.72	40.09	$—	—
	Total/Weighted Average	1	3.5	2,583	2,583	$25.72	$40.09	$—	—

Storage
	Jericho Plaza	1	6.0	450	450	$10.50	10.50	$—	—
	Total/Weighted Average	1	6.0	450	450	$10.50	$10.50	$—	—

Renewals
	Early Renewals Office	7	8.1	108,731	110,308	$29.84	$31.29	$3.85	3.9
	Early Renewals Retail	1	3.5	2,583	2,583	$25.72	$40.09	$—	—
	Early Renewals Storage	1	6.0	450	450	$10.50	$10.50	$—	—
	Total	9	8.0	111,764	113,341	$29.67	$31.40	$3.75	3.8

(1) Annual Base Rent.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $36.67/rsf for 37,969 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $31.59/rsf for 148,277 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf

In 1st Quarter 2009 (1)	15	38,003	0.28%	$1,854,864	$48.81	$56.71		2	531	0.01%	$13,308	$25.06	$28.30
In 2nd Quarter 2009 (1)	7	9,024	0.07%	$418,932	$46.42	$50.81		1	2,800	0.03%	$138,408	$49.43	$70.00
In 3rd Quarter 2009	18	259,012	1.91%	$12,095,514	$46.70	$51.77		4	19,271	0.22%	$875,268	$45.42	$49.03
In 4th Quarter 2009	30	228,763	1.68%	$11,289,756	$49.35	$54.32		5	33,223	0.38%	$2,210,664	$66.54	$93.07

Total 2009	70	534,802	3.93%	$25,659,066	$47.98	$53.19		12	55,825	0.63%	$3,237,648	$58.00	$76.09

In 1st Quarter 2010	28	151,979	1.12%	$7,024,224	$46.22	$52.84		7	301,027	3.40%	$15,388,392	$51.12	$52.16
In 2nd Quarter 2010	29	250,383	1.84%	$11,422,572	$45.62	$56.28		7	74,254	0.84%	$4,368,936	$58.84	$53.54
In 3rd Quarter 2010	35	110,884	0.82%	$5,694,492	$51.36	$62.36		3	22,732	0.26%	$1,230,012	$54.11	$59.08
In 4th Quarter 2010	31	273,272	2.01%	$14,166,072	$51.84	$51.90		2	4,867	0.05%	$195,084	$40.08	$57.45

Total 2010	123	786,518	5.79%	$38,307,360	$48.71	$54.95		19	402,880	4.55%	$21,182,424	$52.58	$52.87

2011	113	856,636	6.30%	$45,001,620	$52.53	$53.70		10	159,162	1.80%	$7,676,820	$48.23	$60.05
2012	110	968,416	7.13%	$42,872,880	$44.27	$49.40		17	113,194	1.28%	$6,097,056	$53.86	$58.02
2013	98	1,221,563	8.99%	$62,373,084	$51.06	$53.90		11	881,822	9.96%	$53,205,876	$60.34	$68.09
2014	56	830,147	6.11%	$41,883,012	$50.45	$55.46		15	231,009	2.61%	$20,071,032	$86.88	$95.96
2015	49	614,583	4.52%	$29,802,108	$48.49	$52.89		16	1,512,694	17.08%	$79,228,332	$52.38	$55.64
2016	40	964,962	7.10%	$51,111,324	$52.97	$63.44		7	209,736	2.37%	$16,215,288	$77.31	$67.38
2017	58	1,770,266	13.03%	$90,020,976	$50.85	$55.39		5	156,629	1.77%	$10,338,288	$66.00	$52.37
2018	27	517,468	3.81%	$39,628,680	$76.58	$75.60		16	1,297,910	14.66%	$84,529,176	$65.13	$76.40
Thereafter	69	4,525,704	33.30%	$242,110,963	$53.50	$60.17		17	1,200,520	13.56%	$66,562,057	$55.44	$69.10

	813	13,591,065	100.00%	$708,771,073	$52.15	$57.44		145	6,221,381	70.25%	$368,343,997	$59.21	$66.30

							(4)	2	2,634,670	29.75%	$102,945,936
								147	8,856,051	100.00%	$471,289,933

(1) Includes month to month holdover tenants that expired prior to 6/30/09.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup’s net lease at 388-390 Greenwich Street which expires in 2020, current net rent is $39.07/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

			Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2009 Weighted Average Asking Rent $/psf

In 1st Quarter 2009 (1)	14	67,776	2.02%	$889,656	$13.13	$11.40	3	3,273	0.12%	$112,248	$34.30	$31.69
In 2nd Quarter 2009 (1)	7	16,097	0.48%	$458,748	$28.50	$32.76	3	9,047	0.34%	$320,356	$35.41	$32.19
In 3rd Quarter 2009	10	68,117	2.03%	$2,345,604	$34.43	$34.92	6	13,552	0.50%	$410,244	$30.27	$29.81
In 4th Quarter 2009	17	106,177	3.16%	$3,001,980	$28.27	$34.08	6	39,158	1.45%	$1,037,676	$26.50	$26.13

Total 2009	48	258,167	7.69%	$6,695,988	$25.94	$28.27	18	65,030	2.41%	$1,880,524	$28.92	$28.02

In 1st Quarter 2010	11	113,007	3.37%	$3,521,244	$31.16	$29.59	7	51,964	1.93%	$1,468,392	$28.26	$29.17
In 2nd Quarter 2010	16	73,626	2.19%	$2,014,116	$27.36	$28.09	9	98,821	3.66%	$2,894,616	$29.29	$31.54
In 3rd Quarter 2010	21	150,244	4.48%	$4,553,076	$30.30	$36.49	5	24,171	0.90%	$835,248	$34.56	$33.22
In 4th Quarter 2010	14	144,339	4.30%	$4,752,036	$32.92	$30.09	3	8,635	0.32%	$298,968	$34.62	$30.89

Total 2010	62	481,216	14.34%	$14,840,472	$30.84	$31.67	24	183,591	6.81%	$5,497,224	$29.94	$31.06

2011	72	773,258	23.04%	$22,664,712	$29.31	$32.02	23	113,820	4.22%	$3,644,304	$32.02	$29.41
2012	37	256,706	7.65%	$8,222,880	$32.03	$34.10	22	240,500	8.92%	$8,443,500	$35.11	$33.58
2013	35	428,144	12.76%	$14,223,000	$33.22	$32.65	20	96,023	3.56%	$2,885,892	$30.05	$35.89
2014	25	259,872	7.74%	$7,602,504	$29.25	$30.69	18	257,285	9.54%	$9,045,240	$35.16	$33.68
2015	17	250,042	7.45%	$7,993,932	$31.97	$32.09	9	43,431	1.61%	$1,329,900	$30.62	$32.29
2016	17	353,693	10.54%	$10,000,152	$28.27	$32.87	5	64,112	2.38%	$2,109,732	$32.91	$35.27
2017	8	54,165	1.61%	$1,675,116	$30.93	$31.99	6	55,793	2.07%	$2,281,344	$40.89	$32.18
2018	8	132,595	3.95%	$4,162,428	$31.39	$32.12	5	61,523	2.28%	$2,115,096	$34.38	$32.93
Thereafter	8	108,497	3.23%	$3,483,384	$32.11	$41.21	13	1,516,398	56.21%	$54,801,228	$36.14	$38.80

	337	3,356,355	100.00%	$101,564,568	$30.26	$32.21	163	2,697,506	100.00%	$94,033,984	$34.86	$36.10

(1) Includes month to month holdover tenants that expired prior to 6/30/09.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2009	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	96.8	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	92.1	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.1	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.1	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	81.5	$192,000,000
2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	90.5	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	94.5	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.6	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	93.7	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	98.0	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	89.2	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	96.8	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.3	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	97.3	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Ave Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street - remaining 65%	Fee Interest	Midtown	—		98.0	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	88.3	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	99.1	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		96.8	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	98.7	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	97.9	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	95.5	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Ave South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	$744,000,000	$490

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2009	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	95.3	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	92.8	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	87.5	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	88.5	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	97.7	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	65.6	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	83.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	81.5	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	17.5	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	82.6	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	6/30/2009	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Fllat Iron	21,500	90.0	68.5	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	23.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	75.8	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	51.0	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	51.0	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Adjusted EBITDA is calculated by adding income taxes, loan loss reserves and our share of joint venture depreciation and amortization to EBITDA.

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Bank of America - Merrill Lynch	James C. Feldman	(212) 449-6339	james_feldman@ml.com
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Steve Benyik	(212) 538-0239	steve.benyik@credit-suisse.com
Deutsche Bank	John Perry	(212) 250-4912	john.perry@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	(212) 446-9462	ssakwa@isigrp.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Nick Pirsos	(212) 231-2457	nick.pirsos@macquarie.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	Ross T. Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wells Fargo Securities, LLC	Brendan Maiorana	(443) 263-6516	brendan.maiorana@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.